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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



1.      EVERTEK COMPUTER CORPORATION, a California corporation.

2. COMPUTER GEEKS DISCOUNT OUTLET, INC., a California corporation. This subsidiary does business as compgeeks.com.

3.      EVERTEK TRADING LIMITED, a Hong Kong corporation.